AMENDMENT #1

TO THE $110,000 PROMISSORY NOTE DATED DECEMBER 14, 2016

The parties agree that the $110,000 Convertible Promissory Note (the “Note”) by and between Liberty Star Uranium & Metals Corp. (the “Borrower”) and Tangiers Investment Group, LLC (the “Lender”) is hereby amended as follows:

1.	Payment. The Lender shall make a payment to the Borrower of $77,000 of Consideration ($70,000 in cash and $7,000 in an OID) under the Note on or before February 2, 2017.

2.	Independent Transactions. The Borrower understands and agrees that the Note sets forth the terms for a series of independent transactions in which the Lender may elect to make a payment of Consideration to the Borrower with each payment of Consideration creating a separate obligation of the Borrower to the Lender with the terms set forth in the Note. Accordingly, the Maturity Date of each payment of Consideration, and the repayment terms for each payment of Consideration, are as set forth in the Note.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated February 2, 2017 by signing below:

Liberty Star Uranium & Metals Corp.	Tangiers Investment Group, LLC

By:	By:	Robert Papiri

Its:	Its:	Managing Member